CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32697) pertaining to the Deferred Compensation Plan of Morrison Restaurants Inc. and in related Prospectus of our Report dated April 7, 1995, with respect to the financial statements of the Morrison Restaurants Inc. Deferred Compensation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                             		/s/ Ernst & Young LLP
	                              	Ernst & Young LLP
Birmingham, Alabama
April 26, 1995







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